Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our reports dated February 20, 2004 accompanying the consolidated financial statements of A.S.V., Inc. appearing in the 2003 Annual Report of the Company to its shareholders on Form 10-K for the year ended December 31, 2003 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
February 14, 2005